REVOCABLE PROXY SURREY BANCORP – CLASS A COMMON STOCK THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS – APRIL 12, 2023 AT 10:00 AM LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned shareholder of Surrey Bancorp, a North Carolina corporation (the “Company”), hereby appoints Pedro A. Pequeno, II and Mark H. Towe, or either of them (the “Proxies”), as proxies, each with full power of substitution to act and vote for and on behalf of the undersigned at the Special Meeting of Shareholders of the Company to be held on April 12, 2023, at 10:00 a.m., local time, at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina, or at any adjournment thereof, as fully as the undersigned would be entitled to act and vote if personally present, on the proposals listed below and in the Proxy Statement. If only one such Proxy be present and acting as such at the Meeting or any adjournment, he shall have all the powers hereby conferred.

The undersigned hereby revokes all appointments of proxy previously given to vote at said Meeting or any adjournments thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/SRYB1
PHONE:	1-866-752-VOTE(8683)
Votes submitted by phone, fax or internet must be received by 11:59 P.M. Eastern Time, on April 11, 2023.

SPECIAL MEETING OF THE SHAREHOLDERS OF SURREY BANCORP		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 3		FOR	AGAINST	ABSTAIN
	To approve the Agreement and Plan of Merger, dated November 17, 2022, between Surrey Bancorp and First Community Bankshares, Inc.	☐	☐	☐	CONTROL ID:
REQUEST ID:
Proposal 4		FOR	AGAINST	ABSTAIN
	To approve one or more adjournments of the Special Meeting, if necessary or appropriate to permit further solicitation of proxies from the holders of Surrey Bancorp Class A common stock.	☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING: ☐

Your vote is important. Unless you are voting on the Internet, please complete, date and sign this appointment of proxy and return it promptly in the enclosed envelope, even if you plan to attend the Special Meeting, so that your shares may be represented at the Meeting. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your appointment of proxy in the mail or voted on the Internet. See the accompanying Notice of Special Meeting of Shareholders and Proxy Statement for more details.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” such proposal(s).

MARK HERE FOR ADDRESS CHANGE ☐  New Address (if applicable):

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IMPORTANT: Please sign below exactly as your name appears on your stock certificate or account and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. If a corporation submits this appointment of proxy, it should be executed in the full corporate name by a duly authorized officer. If a partnership submits this appointment of proxy, please have it signed in the partnership name by an authorized person.

Dated: ________________________, 2023

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)